Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Getty Realty Corp. (the “Company”) hereby certifies, to such officer’s knowledge, that:

i.
the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2023, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
ii.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2023

By:	/s/ BRIAN R. DICKMAN
Brian R. Dickman
Executive Vice President Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Getty Realty Corp. and will be retained by Getty Realty Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.